Calculation of Filing Fee Tables
S-8
PSQ Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	2,485,862	$ 0.65	$ 1,615,810.30	0.0001381	$ 223.14
Total Offering Amounts:						$ 1,615,810.30		$ 223.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 223.14
Offering Note
[1]	(a) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the registrant's 2023 Stock Incentive Plan, as amended (the "Plan"). Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of the registrant's Class A common stock, par value $0.0001 per share ("Class A Common Stock"), shown in the table above, an indeterminate number of shares of Class A Common Stock that may become issuable by reason of such provisions. (b) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for its Class A Common Stock on the New York Stock Exchange on April 16, 2026, which date is within five business days prior to filing this registration statement. (c) Represents shares of Class A Common Stock that were automatically added to the number of shares authorized for issuance under the Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources